Exhibit 10.3

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”), dated as of October 1, 2022, is executed by and among the DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO (“Junior Lender”), acting on behalf of the State of Ohio (the “State”); MIDWEST LENDER FUND, LLC, a Delaware limited liability company (“Senior Lender”); and HOF VILLAGE CENTER FOR PERFORMANCE, LLC, a Delaware limited liability company (“Borrower”). Senior Lender and Junior Lender are collectively referred to herein as “Lenders” and individually as a “Lender”.

RECITALS

A. Borrower is the owner of the fee simple interest in certain real property described on Exhibit A attached hereto (the “Land”); and

B. On or about April 27, 2022, Senior Lender made a loan to Borrower in the aggregate original principal amount of $4,000,000 (the “Senior Loan”); and

C. The Senior Loan is evidenced by (a) that certain Cognovit Promissory Note in the principal amount of $4,000,000, dated as of April 27, 2022, by Borrower payable to the order of Senior Lender (as may be amended, restated or otherwise modified from time to time, the “Senior Note”), (b) the Senior Loan Mortgage (as hereinafter defined), and (c) the other agreements and documents executed in connection with the Senior Note and the Senior Loan Mortgage (all of the foregoing, collectively, the “Senior Loan Documents”); and

D. The Senior Loan is secured by, among other instruments, that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of April 29, 2022, by Borrower in favor of Junior Lender (the “Senior Loan Mortgage”), encumbering the Land and filed for record on April 29, 2022 as Instrument No. 202204290018843 of the Stark County, Ohio Records; and

E. Junior Lender has agreed, under the State’s Ohio Enterprise Bond Program, to make a loan in the aggregate original principal amount of $7,500,000 (the “Junior Loan”; the Junior Loan and the Senior Loan are together referred to herein as the “Loans”), to the Stark County Port Authority, a port authority and a body corporate and politic organized and existing under the laws of the State of Ohio (the “Port Authority”), for the benefit of Borrower, pursuant to that certain Loan Agreement dated as of the date hereof by and among Junior Lender, the Port Authority, and Borrower (the “Junior Loan Agreement”); and

F. The Junior Loan is evidenced by the Loan Documents (as that term is defined in the Junior Loan Agreement; such documents, including the Junior Loan Agreement, are hereinafter referred to collectively as the “Junior Loan Documents”; the Junior Loan Documents and the Senior Loan Documents are hereinafter collectively referred to as the “Loan Documents”); and

G. Lenders desire to set forth herein certain agreements among them regarding their respective priorities regarding collection of their respective Loans to Borrower, notwithstanding the date the Loans were or are made or the date that any funds were or shall be advanced thereunder.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby covenant and agree with and among each other as follows:

1. Recitals. The foregoing Recitals are hereby incorporated in this Agreement to the same extent as if they had been herein stated in full.

2. Representations and Warranties by Lenders.

(a) Junior Lender Representations and Warranties. Junior Lender represents and warrants to Senior Lender as follows: (i) Junior Lender is the sole owner and holder of the Junior Loan evidenced by the Junior Loan Documents; (ii) the Junior Loan Documents are in full force and effect and have not been modified or amended as of the date hereof; (iii) Junior Lender has full right, title and authority to execute this Agreement and all other documents in connection herewith; (iv) Junior Lender’s execution and performance of this Agreement will not conflict with, or result in a breach or violation of, any other agreement, law or order binding upon it; (v) all necessary consents, votes, and other approvals required to make this Agreement binding and enforceable against Junior Lender have been obtained; (vi) this Agreement represents a valid and binding contract of Junior Lender, enforceable in accordance with its terms, and (vii) the Junior Loan Documents (and any amendments or modifications thereto from time to time) do not and shall not prohibit or restrict the repayment or refinancing of the Senior Loan..

(b) Senior Lender Representations and Warranties. Senior Lender represents and warrants to Junior Lender as follows: (i) Senior Lender is the owner and holder of the Senior Loan evidenced by the Senior Loan Documents; (ii) the Senior Loan Documents are in full force and effect and have not been modified or amended as of the date hereof; (iii) Senior Lender has full right, title, and authority to execute this Agreement and all other documents in connection herewith; (iv) Senior Lender’s execution and performance of this Agreement will not conflict with, or result in a breach or violation of, any other agreement, law or order binding upon it; (v) all necessary consents, votes, and other approvals required to make this Agreement binding and enforceable against Senior Lender have been obtained; and (vi) this Agreement represents a valid and binding contract of Senior Lender, enforceable in accordance with its terms.

(c) Consents. Notwithstanding anything in the Senior Loan Documents and the Junior Loan Documents to the contrary, (i) Senior Lender hereby consents to the Junior Loan, and (ii) Junior Lender hereby consents to the Senior Loan.

3. Payments. Prior to an Event of Default (as defined in the Senior Loan Documents or in the Junior Loan Documents, as applicable) under any of the Loan Documents, Borrower shall make all regularly scheduled payments on the Loans to each Lender, in accordance with the terms of the applicable Loan Documents. Subject to Section 3(a), Lenders covenant and agree that during the continuance of an Event of Default under either the Junior Loan Documents or the Senior Loan Documents, and notwithstanding the priorities that ordinarily would result under the Uniform Commercial Code of Ohio and other applicable law from the order of granting or perfecting security interests (including, without limitation, purchase money security interests), Lenders shall have the following priorities:

(a) General Payment Priority. Lenders agree that (i) all amounts payable in respect of the Senior Loan shall be Paid in Full (as hereinafter defined) before any payment or distribution, whether in cash or in other property (including, without limitation, the proceeds resulting from acquiring or realizing upon any Collateral (as hereinafter defined)), shall be made to Junior Lender on account of the Junior Loan (as defined in the Junior Loan Documents), and (ii) any payment or distribution, whether in cash or other property, which would otherwise (but for the subordination provisions contained in this Agreement) be payable or deliverable in respect of any amounts payable in respect of any portion of the Junior Loan shall be paid or delivered directly to Senior Lender for application by Senior Lender to any amounts payable in respect to the Senior Loan until the Senior Loan has been Paid in Full.

(b) Curative Deliveries. In the event any Lender receives any sum in excess of such party’s share according to this Agreement, such Lender shall be deemed to be holding the excess funds in trust for the other Lender and such Lender shall promptly remit to the party entitled thereto such sum as may be necessary to comply with the provisions hereof and notify Borrower and each other Lender of the transfer and application of such funds to the Loan of such party entitled thereto. Upon request by any Lender, the other Lender shall account for all advances and payments received by such Lender.

(c) Paid in Full. For the purposes of this Agreement, “Paid in Full” or “Payment in Full,” when used in connection with the Senior Loan means the total outstanding indebtedness and any and all amounts due with respect to the Senior Loan has been paid in full and are not subject to avoidance or any right of recovery as a Preferential Payment or otherwise, and Senior Lender has no further obligation to advance additional amounts to Borrower. “Preferential Payment” means any payment of the Senior Loan that is or may be determined to be a preference under any bankruptcy or insolvency law or that otherwise may be determined to be subject to rescission or otherwise must be returned by Senior Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or any other person, firm or corporation). As used herein, “total outstanding indebtedness” shall mean the principal, interest and other amounts outstanding under a Loan.

4. Subordination.

(a) Priority of Liens and Security Instruments.

(i) The Junior Loan and the liens and security interests created under the Junior Loan Documents with respect to the Collateral, including, without limitation, any separate liens created thereby on personal property and general intangibles and any liens created thereby on any title in and to the Land or any portion thereof, are and at all times shall be junior, subject and subordinate to the Senior Loan and the liens and security interests created under the Senior Loan Documents, including, without limitation, any separate liens created thereby on personal property and general intangibles and any liens created thereby on any title in and to the Land, as well as to all of the terms, covenants, and conditions contained therein, and, subject to the terms hereof, as the same may be extended, amended, restated or otherwise modified from time to time. The Junior Loan shall be junior and subordinate to the Senior Loan.

(ii) For purposes of this Agreement, “Collateral” means any and all of Borrower’s property (real, tangible or intangible) that has been pledged or in which a security interest and/or mortgage has been granted to any Lender, and any proceeds with respect to such property, including without limitation any and all proceeds with respect to any insurance or condemnation with respect to any such property.

5. Covenants. Each Lender covenants and agrees as follows for so long as any Loan remains outstanding and any sums remain owing under any of the Loan Documents:

(a) Notices. Each Lender shall promptly send to the other Lender copies of all notices to or from Borrower relating to any default (or alleged default) under such Lender’s Loan Documents, and copies of any documents executed by, or delivered to, Borrower that relate to (i) any proposed, pending, or actual modification or amendment of any of such Lender’s Loan Documents, or (ii) any foreclosure proceedings or other enforcement actions involving Borrower or any Collateral, at the same time such notices and/or other documents are given to or executed by Borrower.

(b) No Amendment. Subject to Section 5(c), no Lender shall amend or modify any document relating to a Loan that shall have the effect of shortening or extending the maturity date thereof (beyond any extensions already contemplated and provided for in a given Loan Document), extending or modifying the amortization period thereof, increasing the interest rate beyond what is currently contemplated by such Loan Documents (excepting imposing any default rate of interest permitted pursuant to the applicable Loan Documents), changing the payment terms, or increasing the principal amount of such Loan without the prior written consent of the other Lender, not to be unreasonably withheld, denied, conditioned, or delayed. Each Lender seeking to modify any Loan Document shall send to the other Lender all proposed modifications and amendments relating to such Lender’s Loan, whether or not the other Lender’s consent to such modification or amendment is required.

(c) Certain Actions Permitted. Each Lender may, without affecting the terms and provisions hereof and without the consent or concurrence of the other Lender, (i) release or compromise any obligation in its Loan Documents, (ii) release its liens on, or surrender, release, or permit any substitution or exchange of, all or any part of any properties securing repayment of any promissory note, and/or (iii) in the case of Senior Lender, retain or obtain a lien on any property to further secure payment of the Senior Loan, provided that, subject to Section 4(a), any proceeds realized from any such additional Collateral shall be considered proceeds of the Senior Loan and shall be allocated and distributed pursuant to the terms hereof. Nothing contained in this Section 5(c) or elsewhere in this Agreement shall prohibit Senior Lender from making protective advances under the Senior Loan.

6. Junior Loan Enforcement Actions; Standstill Period.

(a) Unless and until the Senior Loan and all other obligations under the Senior Loan Documents have been Paid In Full (and whether or not any bankruptcy or insolvency Proceeding has been commenced by or against any Borrower), any Junior Loan Enforcement Action (as hereinafter defined) shall be taken only in accordance with the following conditions:

(i) Junior Lender shall send written notice to Senior Lender (a “JL Enforcement Action Notice”), informing Senior Lender that Junior Lender intends to commence a Junior Loan Enforcement Action.

(ii) For a period of at least 120 days after delivery of the JL Enforcement Action Notice to Senior Lender (the “Standstill Period”), Junior Lender shall not commence or exercise any Junior Loan Enforcement Action (and, if at any time after the delivery of a JL Enforcement Action Notice, all defaults under the Junior Loan have been waived or cured in accordance with the Junior Loan Documents, then Junior Lender may not commence or exercise any Junior Loan Enforcement Action without first sending another JL Enforcement Action Notice and awaiting the expiration of another Standstill Period).

(iii) In no event shall Junior Lender commence or exercise any Junior Loan Enforcement Action if, notwithstanding the expiration of a Standstill Period, Senior Lender shall have commenced, prior to the expiration of such Standstill Period (or thereafter but prior to the commencement of such Junior Loan Enforcement Action) and be diligently pursuing in good faith its rights and remedies under the Senior Loan Documents.

(iv) Junior Lender will not contest, protest, or object to any exercise of rights and remedies by Senior Lender, and Junior Lender has no right to direct Senior Lender to exercise any rights and remedies or to take any other action under the Senior Loan Documents.

(v) Junior Lender shall not object to (and shall waive any and all claims with respect to) the forbearance by Senior Lender from exercising any rights and remedies under the Senior Loan Documents.

(b) For purposed of this Agreement, “Junior Loan Enforcement Action” means any action, suit, proceeding, or other exercise of rights or remedies by Junior Lender, whether at law, in equity, or otherwise (including, without limitation, accelerating the Junior Loan, acquiring or realizing upon any Collateral that secures the Junior Loan, or attempting to acquire or realize upon any Collateral that secures the Junior Loan).

7. Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without regard to its conflicts of law rules.

8. Notices. All notices under this Agreement shall be in writing and shall be delivered by certified United States mail, return receipt requested, or nationally recognized overnight courier, to the respective parties at their addresses set forth on Exhibit B attached hereto. All notices shall be deemed received: (i) one (1) Business Day following deposit with a nationally recognized overnight delivery service, (ii) three (3) Business Days following deposit in the U.S. Mail, as certified mail, return receipt requested, or (iii) upon delivery if sent by hand-delivery or other method. As used herein, a “Business Day” shall mean any day other than Saturday, Sunday, or a day on which banks in the State of Ohio are not open for business.

9. Counterparts. This Agreement may be executed simultaneously in one or more counterparts (including electronically executed or transmitted counterparts, such as DocuSign counterparts or .pdfs), each of which when so executed shall be deemed an original hereof and all of which together shall constitute one and the same instrument.

10. Headings. Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11. Subordination Not Conditioned on Perfection. The subordinations and relative priority of security interests set forth above are not conditioned upon the perfection of the security interests described herein.

12. Borrower Not a Beneficiary. Borrower is executing this Agreement solely for the purposes of the application of funds under Section 3. The provisions of this Agreement are for the benefit of Lenders only, and Borrower shall have no right to enforce the provisions hereof.

13. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

14. Venue. Each party hereto irrevocably agrees and consents to the jurisdiction and venue of courts located in the State of Ohio, whether local, state, or federal. Each party hereby waives any rights they may have to request a change of venue or a removal to another court.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16. WAIVERS OF JURY TRIAL. EACH PARTY WHO EXECUTES THIS AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND ALL OTHER DOCUMENTS DESCRIBED HEREIN. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH SUCH PARTY, AND EACH PARTY ACKNOWLEDGES THAT NO PERSON HAS MADE ANY REPRESENTATION TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE EACH HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH PARTY FURTHER ACKNOWLEDGES THAT THEY HAVE EACH READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement on or about the date first written above.

JUNIOR LENDER:

DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO

By:	/s/ Matthew McClellan
Name:	Matthew McClellan
Title:	Assistant Director

STATE OF OHIO	)
) ss:
COUNTY OF FRANKLIN	)

The foregoing instrument was acknowledged before me this 14th day of October , 2022, by the Director of Development of the State of Ohio, by Matthew McLellan, its Assistant Director who acknowledged that he or she did sign the foregoing instrument as such authorized officer for and on behalf of the department, and that the same is his or her free act and deed as such officer, and the free act and deed of said department. The notarial act certified hereby is an acknowledgement. No oath or affirmation was administered to the signer with regard to the notarial act certified to hereby.

{Signature page to Intercreditor and Subordination Agreement}

SENIOR LENDER:

MIDWEST LENDER FUND, LLC, a Delaware
limited liability company

By:	/s/ Stuart Lichter
Name:	Stuart Lichter
Title:	President

[Signatures continue on following pages]

[Signature page to Intercreditor and Subordination Agreement]

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los Angeles)

On 10/4/2022 before me, Rozita Ebrami
(insert name and title of the officer)

personally appeared _Stuart Lichter________________________________
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

ROZITA EBRA/111
Notary Public - California
Los Angeles County
Commission :; 23 9648
My Comm. Expires Ma• 2. 202'i

Signature /s/ *Rozita Ebra*______________________ **(Seal)**

BORROWER:

By: /s/ Michael Crawford
Name: Michael Crawford
Title: President and Chief Executive Officer

STATE OF OHIO)
) SS:
COUNTY OF STARK)

The foregoing instrument was acknowledged before me this 13th day of OCTOBER, 2022, Michael Crawford, President and Chief Executive Officer of the HOF VILLAGE CENTER FOR PERFORMANCE, LLC, a Delaware limited liability company duly authorized to operate in the State of Ohio, on behalf of such limited liability company. The notarial act certified hereby is an acknowledgement. No oath or affirmation was administered to the signer with regard to the notarial act certified to hereby.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

NOTARIAL SEAL STATE OF OHIO
ANDREA DEITRICK
Notary Public, State of Ohio
My Commission Expires 07-06-25

Andrea Deitrick
Notary Public
My commission expires: 07/06/2025

[Signature page to Intercreditor and Subordination Agreement]

EXHIBIT A

Legal Description of the Land

Situated in the City of Canton, Stark County, Ohio, and known as O.L. 1482 on that certain HOF Village Replat recorded in the Office of the Recorder of Stark County as Instrument No. 202203250013418, containing 6.34 acres, more or less.

(Tax Parcel No. 10015058)

Exhibit A

EXHIBIT B

Notice Addresses

Junior Lender:

Department of Development

Business Services Division

28th Floor

77 South High Street

Columbus, Ohio 43215-6130

Attention: Office of Loan Administration

Senior Lender:

Midwest Lender Fund, LLC

11111 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

Attention: Stuart Lichter

Borrower:

HOF Village Center for Performance, LLC

2626 Fulton Drive NW

Canton, Ohio 44718

Telephone No.: (330) 458-9176

Attention: Eric Hess

Exhibit B